UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 27, 2012
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 27, 2012, our Board of Directors, upon recommendation of its Compensation Committee, approved the following equity compensation for certain of our Executive Officers under our 2004 Equity Incentive Plan:

Name	Position	Stock Option Awards – Shares (1)(3)	Restricted Stock Unit Awards – Shares (2)(3)	Performance Share Unit Awards Target Shares- (4)
Kevin P. Connors	President and Chief Executive Officer	91,000	─	36,000
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	32,500	6,250	6,250
Len Debenedictis	Chief Technology Officer	30,000	8,000	─

(1)           For Mr. Connors’ and Mr. Santilli’s Stock Option Awards, they vest over three years from the vesting commencement date of June 1, 2012 with 12/36 th of the awards vesting on June 1, 2013 and an additional 1/36th of the awards vesting each month thereafter, subject to the recipient's continuing service. For Mr. Debenedictis’ Stock Option Awards, they vest over four years from the vesting commencement date of June 1, 2012 with 12/48th of the awards vesting on June 1, 2013 and an additional 1/48th of the awards vesting each month thereafter, subject to the recipient's continuing service.

(2)           The Restricted Stock Unit Awards cliff-vest annually over a period of three years for Mr. Connors and Mr. Santilli and four years for Mr. Debenedictis. The vesting is on each anniversary of the vesting commencement date of June 1, 2012, subject to the recipient's continuing service.

(3)           Exercise price per share is $6.88.

(4)           The number of Performance Shares to be awarded to the recipient will vary based on the percentage achievement of three revenue based performance goals as stated below. These Performance Share Units will vest on June 1, 2013, subject to the recipient's continuing service.

		Performance Share Awards*
Name	Position	Number of Performance Shares at 50% Payout	Target Number of Performance Shares at 100% Payout	Number of Performance Shares at 150% Payout
Kevin J. Connors	President and Chief Executive Officer	18,000	36,000	54,000
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	3,125	6,250	9,375

* Each of the three revenue performance goals discussed below is equally weighted and the Performance Share awards represent the aggregate number of Performance Shares that may be earned from all three revenue performance goals.
The number of Performance Share awards will be calculated by multiplying the Target Number of Performance Shares by the percentage of the revenue goal achievement, assuming that such goal’s achievement level is above 50% .

The above matrix provides an example of the achievement at 50%,100% and 150%

The level of Company performance as measured in terms of three equally weighted revenue goals relating to:

(1)	Sales of products and services from Iridex products and cross-selling opportunities of Company products and services related thereto;
(2)	Revenue from sales to the podiatry market;,
(3)	Sales of the TruSculpt product.

The number of Performance Shares to be awarded to each recipient will be based on revenue achievements as measured during the period April 1, 2012 through March 31, 2013 for the first two goals and July 1, 2012 through March 31, 2013 for the third goal.  Specifically, if revenue achievement is below 50% for a performance goal, then zero (0) Performance Shares shall vest for that performance goal; if revenue achievement is greater than 50% for a performance goal, then a pro rata number of Performance Shares shall vest for that performance goal. For performance below 50% for a criteria, there will be 0% of Performance Shares shall vest.  The Performance Shares shall vest on June 1, 2013, subject to the recipient’s continuing service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: August 2, 2012	/s/ Ronald J. Santilli
Ronald J. Santilli
Executive Vice President, Finance and Administration and Chief Financial Officer